UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

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Filed by a Party other than the Registrant     [  ]

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[ ] Preliminary Proxy Statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[ ] Definitive Proxy Statement.

[x] Definitive additional materials.

[ ] Soliciting material pursuant to §240.14a-12

CONTANGO ORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED OCTOBER 5, 2017

TO PROXY STATEMENT DATED SEPTEMBER 27, 2017

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 14, 2017

TO THE STOCKHOLDERS OF CONTANGO ORE, INC.:

Contango ORE, Inc., a Delaware corporation (the “Company”), is furnishing this supplement to its proxy statement dated September 27, 2017 (the “Proxy Statement”) in connection with the Company’s annual meeting of stockholders to be held on Tuesday, November 14, 2017, or at any adjournments or postponements thereof (the “Annual Meeting”).

Except as specifically supplemented by the information contained herein all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The Company is furnishing this supplement solely to correct a scrivener’s error in the Proxy Statement dated September 27, 2017. The Proxy Statement dated September 27, 2017 incorrectly states that the annual meeting will be held on Thursday, November 14, 2017. The annual meeting will be held on Tuesday, November 14, 2017.